                                                                      EXHIBIT 23




                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in the December 1, 1987 Prospectus (Registration No. 33-07056-A) of our report, dated February 5, 1997, on the financial statements of Yager/Kuester Public Fund Limited Partnership, which appears on page 6 of this annual report on Form 10-K for the year ended December 31, 1996 and to the reference to our Firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Charlotte,  North Carolina
March 31, 1997




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